EXHIBIT 99.1

Contact:
Jeff Misakian, Valeant Pharmaceuticals
714-545-0100 ext 3309

VALEANT PHARMACEUTICALS COMPLETES
ACQUISITION OF XCEL PHARMACEUTICALS

     COSTA MESA, Calif., March 1, 2005 – Valeant Pharmaceuticals International (NYSE: VRX) today announced that it has completed its acquisition of Xcel Pharmaceuticals, following the early termination by the U.S. Federal Trade Commission of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

     Timothy C. Tyson, Valeant’s President and Chief Executive Officer, said, “Our teams moved rapidly to complete this transaction. The acquisition of Xcel is expected to expand our business in the United States with $60 million in revenues from in-market products, significantly accelerate the growth of our neurology franchise with a highly-specialized sales force, and add retigabine, a novel Phase 3 compound with significant market potential, to our pipeline.”

About Valeant

     Valeant Pharmaceuticals International (NYSE: VRX) is a global, publicly traded, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets a broad range of pharmaceutical products. More information about Valeant can be found at www.valeant.com.

FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements within the meaning of the federal securities laws relating to expectations, plans or prospects for Valeant Pharmaceuticals, including our ability to successfully integrate Xcel’s operations into those of Valeant, obtain approval of retigabine and other pipeline candidates within the company’s estimated timeline or at all, and successfully expand the company’s neurology business. These statements are based upon the current expectations and beliefs of Valeant Pharmaceuticals’ management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond Valeant Pharmaceuticals’ control, adverse events that would require clinical trials to be prematurely terminated, clinical results that indicate continuing clinical and commercial pursuit of retigabine is not advisable, the fact that Phase 2 clinical trial results are not always indicative of those seen in Phase 3 clinical trials, the possibility of entry of generic competition for Diastat, and the risk factors and other cautionary statements discussed in Valeant Pharmaceuticals’ filings with the U.S. Securities and Exchange Commission.

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